Aspect Medical Systems, Inc.

Exhibit 99.1

FOR FURTHER INFORMATION
AT THE COMPANY:
J. Neal Armstrong	Emily Anderson
VP, CFO	Media Inquiries
(617) 559-7162	(617) 559-7032
FOR IMMEDIATE RELEASE
Wednesday, April 29, 2009
ASPECT MEDICAL SYSTEMS REPORTS REVENUE
GROWTH OF 4% FOR THE FIRST QUARTER OF 2009
Highlights of Q1 2009 Compared with Q1 2008
•	Sensor revenue increased 5% to $21.6 million

•	Total revenue increased 4% to $25.3 million

•	Installed base of monitor and module units grew 19% and exceeded 58,800

•	GAAP loss from operations was $61,000 compared with a loss of $141,000 in Q1 2008, and non-GAAP income from operations was $1.5 million compared with $1.8 million in Q1 2008

•	GAAP earnings per diluted share was $0.10 compared with a loss per share of $0.01 in Q1 2008, and non-GAAP net income per diluted share was $0.16 in Q1 2009 compared with $0.06 per diluted share in Q1 2008

•	Repurchased $7 million in face value of 2.5% convertible senior notes due 2014 at a discount, resulting in a $3 million gain and ending cash and investments of $76 million and convertible notes outstanding of $58 million
Norwood, Mass., April 29, 2009 — Aspect Medical Systems, Inc. (NASDAQ: ASPM), reported today that revenue reached $25.3 million for Q1 2009, a 4% increase from $24.4 million in Q1 2008.
With the adoption of Statement of Financial Accounting Standards No.123(R), or “SFAS No.123R”, as of January 1, 2006, Aspect began reporting non-GAAP financial results that exclude the impact of stock-based compensation. See below under the heading “Use of non-GAAP Financial Measures” for a discussion of the Company’s use of such measures. The reconciliation of GAAP (U.S. generally accepted accounting principles) to non-GAAP measures is contained in an attached table.
“We were very pleased with the improvement in our operating margins in Q1. We substantially overachieved our goal for operating income in the quarter despite a difficult economic environment and we remain confident we will be able to continue to improve operating margins for the remainder of the year,” said Nassib Chamoun, President and CEO of Aspect.
“On the revenue side, while international sensor revenue growth remained impressive at 17% compared to Q1 of last year, U.S. sensor revenue grew only 1% as hospitals continued to clamp down on spending. Despite this, we believe our U.S. sales force expansion was the right decision. At a time when hospitals are under significant financial pressure, our expanded sales force has helped us to stay close to our customers, to protect our existing business, and to encourage new customers to adopt. Moreover, as the findings from our ongoing research assessing the impact of anesthetic management on patient outcomes become public, and as new products are introduced, we expect that our expanded U.S. sales force will be in a great position to leverage these developments.”

Aspect Medical Systems, Inc.

Operating Results
Revenue increased by 4% in Q1 2009 as compared with Q1 2008. Revenue growth was driven by a 5% growth in worldwide sensor revenue. U.S. sensor revenue increased 1% in Q1 2009 compared with Q1 2008 due to a 1% increase in units sold. U.S. sensor pricing was up 1% in Q1 2009 as compared to Q1 2008 and was offset by a 1% reduction due to commissions to OEM partners related to sensor sales. International sensor revenue increased 17% in Q1 2009 as compared with Q1 2008 due to a 19% increase in sensor unit volume. Worldwide equipment revenue declined by 2% in Q1 2009 as compared to Q1 2008 due mostly to an 8% decline in monitor and module unit sales.
Q1 2009 GAAP net income was $1.9 million, or $0.10 per diluted share, compared with a loss of $235,000 or $0.01 per share in Q1 2008. Q1 2009 non-GAAP net income was $3.0 million, or $0.16 per diluted share, compared with $1.1 million, or $0.06 per diluted share in Q1 2008. Q1 2009 GAAP loss from operations was $61,000, after the impact of stock-based compensation, and Q1 2009 non-GAAP income from operations was $1.5 million compared with a Q1 2008 GAAP loss from operations of $141,000 and a Q1 2008 non-GAAP income from operations of $1.8 million. GAAP and non-GAAP gross margins improved to 76.5% and 77.0%, respectively, in Q1 2009 as compared with GAAP and non-GAAP gross margin of 73.4% and 73.9%, respectively, in Q1 2008. The increases in GAAP and non -GAAP gross margin were primarily due to favorable manufacturing variances and Q1 2009 cost reductions. Q1 2009 GAAP and non-GAAP operating expenses increased by 7% and 11%, respectively, compared with Q1 2008 due mainly to increases in sales and marketing expenses as part of our sales force expansion and one-time charges in general and administrative expenses to support shareholder matters. GAAP operating expenses grew less than non-GAAP due to the Q1 2009 reduction in stock-based compensation expense.
At April 4, 2009, the Company had cash and investments of $76.2 million and debt of $58.0 million, which consisted of 2.50% convertible senior notes due 2014. At December 31, 2008, the Company had cash and investments of $83.5 million and convertible notes outstanding of $65.0 million. The outstanding debt decreased by $7.1 million during Q1 2009 due to the Company’s repurchases at an aggregate repurchase price of $3.8 million.
Outlook for Q2 2009
The Company’s outlook for Q2 2009 is as follows:
•	Revenue is expected to be within a range of $24.0 million to $25.5 million;

•	GAAP net income per fully-diluted share is expected to be within a range of a $0.01 loss per share to $0.01 income per share; and

•	Non-GAAP net income per fully-diluted share is expected to be within a range of $0.04 to $0.07.
All non-GAAP amounts are exclusive of stock-based compensation. See below under the heading “Use of non-GAAP Financial Measures” for a discussion of the Company’s use of such measures. See attached table for the reconciliation of GAAP to non-GAAP items for Q1 2009 and guidance for Q2 2009.

Aspect Medical Systems, Inc.

Use of non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with GAAP, this earnings release contains non-GAAP financial measures that exclude the effects of share-based compensation and the requirements of Statement of Financial Accounting Standards No. 123(R), or “SFAS No. 123R”.
Stock-based compensation related to stock options, restricted stock and other stock-based awards is excluded from the Company’s non-GAAP costs of revenue, non-GAAP gross profit margin, non-GAAP gross profit margin percent, non-GAAP product margin percent, non-GAAP total operating expenses (research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP operating margin, non-GAAP income before income taxes, non-GAAP income before income taxes per diluted share, non-GAAP income tax expense, non-GAAP effective income tax rate, non-GAAP net income, and non-GAAP diluted earnings per share:
Stock-based compensation expenses consist of expenses for stock options, restricted stock and other stock-based awards under SFAS No.123R. The Company excludes these stock-based compensation expenses and the related tax effects from non-GAAP measures primarily because they are non-cash expenses, because of the complexity and considerable judgment involved in calculating their values, and because they have in the past and are expected in the future to be driven by a different set of factors than other expenses in these categories.
• The manner in which management uses the non-GAAP financial measure to conduct or evaluate its business:
The non-GAAP financial measures used by management and disclosed by the Company exclude the income statement effects of all forms of share-based compensation. Reconciliations of the GAAP to non-GAAP income statement financial measures for the three months ended April 4, 2009 and March 29, 2008 and expected net income per diluted share for Q2 2009 are set forth in the financial tables attached to this earnings release and the reconciliations to those GAAP financial measures should be carefully considered.       The Company applied the modified prospective method of adoption of SFAS No. 123R, under which the effects of SFAS No. 123R are reflected in the Company’s GAAP financial statement presentations for the three months ended April 4, 2009 and March 29, 2008. Gross profit, gross profit margin, product margin, costs of revenue, total operating expenses (research and development, sales and marketing, general and administrative), operating income, operating margin, net income before taxes per share, net income and net income per share (referred to as earnings per share, or EPS) are the primary financial measures management uses for planning and forecasting future periods that are affected by share-based compensation. Because management reviews these financial measures in a manner calculated without taking into account the effects of SFAS No.123R, these financial measures are treated as “non-GAAP financial measures” under Securities and Exchange Commission rules. Management uses the non-GAAP financial measures for internal managerial purposes, including as a means to compare period-to-period results on a consolidated basis and as a means to evaluate the Company’s results on a consolidated basis compared to those of other companies. In addition, management uses certain of these measures when publicly providing forward-looking statements on expectations regarding future consolidated financial results. Management and the Board of Directors will continue to compare the Company’s historical consolidated results of operations (revenue, costs of revenue, gross profit margin, gross profit margin percent, product margin percent, research and development expenses, sales and marketing expenses, general and administrative expenses, total operating expenses, operating margin, income before income taxes, income before income taxes per diluted share, income tax expense, effective income tax rate, operating income as well as net income (loss) and earnings per diluted share and (loss) per share), excluding stock-based compensation, to financial information prepared on the same basis during the Company’s budget and planning process, to assess the business, make resource allocation decisions and to compare consolidated results to the objectives identified for the Company. The Company’s budget and planning process culminates with the preparation of a consolidated annual budget that includes these non-GAAP financial measures. This budget, once finalized and approved, serves as the basis for allocation of resources and management of operations. While share-based compensation is a significant expense affecting the Company’s results of operations, management excludes share-based compensation from the Company’s consolidated budget and planning process to facilitate period to period comparisons and to assess changes in gross margin, net income and earnings per share targets in relation to changes in forecasted revenue.

Aspect Medical Systems, Inc.

Profit-dependent cash incentive pay to employees, including senior management, also is calculated using formulae that incorporate the Company’s annual results excluding share-based compensation expense.
• The economic substance behind management’s decision to use such non-GAAP financial measures:
The Company discloses non-GAAP information to the public to enable investors to more easily assess the Company’s performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among other companies that separately identify share-based compensation expenses. In particular, the Company believes that it is useful to investors to understand how the expenses and other adjustments associated with the application of SFAS No. 123R are being reflected on the Company’s income statements.
• Why management believes the non-GAAP financial measure provides useful information to investors:
Management believes that each of the non-GAAP measures reveals important information about the economic model of the Company and the Company discusses each of these items with the public on a regular basis on both a GAAP and non-GAAP basis. The Company discloses this information to the public to enable investors to more easily assess the Company’s past performance and estimate future performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among other companies that separately identify share-based compensation expense. In particular, the Company believes that it is useful to investors to understand how the expenses and other adjustments associated with the application of SFAS No. 123R are being reflected on the Company’s income statements.
• The material limitations associated with use of non-GAAP financial measure as compared to the use of the most directly comparable GAAP financial measures:
The non-GAAP financial measures disclosed by the Company are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The non-GAAP financial measures disclosed by the Company may be different from, and therefore may not be comparable to, similar measures used by other companies.
Although these non-GAAP financial measures adjust expense, and diluted share items to exclude the accounting treatment of share-based compensation, they should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of the Company’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations.
• The manner in which management compensates for these limitations when using non-GAAP financial measures:
Management takes into consideration the limitations in using non-GAAP financial measures by evaluating the dilutive effect of the Company’s share-based compensation arrangements on the Company’s basic and diluted earnings per share calculations and by reviewing other quantitative and qualitative information regarding the Company’s share-based compensation arrangements. Management also uses these non-GAAP measures in conjunction with GAAP measures to assess the impact of share-based compensation.
Conference Call Scheduled for 10:00 a.m. ET Today
Aspect will hold a conference call to discuss the results of the first fiscal quarter of 2009 and management’s outlook for 2009 at 10:00 a.m. Eastern Time today, Wednesday, April 29, 2009. The call can be accessed live by dialing 1-800-510-9836 (domestic), 1-617-614-3670 (international), access code 28127608 or via the webcast at http://www.aspectmedical.com on the Investor page, or http://www.earnings.com. It also will be available for replay until May 7, 2009, by dialing 1-888-286-8010 (domestic), or 1-617-801-6888 (international), access code 21615328. The webcast replay will also be available on Aspect’s website at http://www.aspectmedical.com on the investor page.

Aspect Medical Systems, Inc.

About the Company
Aspect Medical Systems, Inc. (NASDAQ: ASPM) is a global market leader in brain monitoring technology. To date, the Company’s Bispectral Index (BIS) technology has been used to assess approximately 32 million patients and has been the subject of more than 3,100 published articles and abstracts. BIS technology is installed in approximately 80 percent of hospitals listed in the July 2008 U.S. News and World Report ranking of America’s Best Hospitals and in approximately 73 percent of all U.S. operating rooms. In the last twelve months BIS technology was used in approximately 19 percent of all U.S. surgical procedures requiring general anesthesia or deep sedation. Aspect Medical Systems has OEM agreements with eight leading manufacturers of patient monitoring systems.
Safe Harbor Statement
Certain statements in this release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve risks and uncertainties, including without limitation statements with respect to the potential benefits and expected outcomes of the Company’s sales force expansion program, the Company’s positioning to grow its business and support its customers, its ability to improve its operating margins in the remainder of 2009, its ability to leverage outcomes research findings and new product initiatives, as well as its guidance with respect to total revenue, product revenue and net income (loss) and net income per fully diluted share for 2009 on both a GAAP and non-GAAP basis. There are a number of factors that could cause actual results to differ materially from those indicated by these forward-looking statements. For example, the Company may not be able to control expenses or grow its sales force or successfully implement its sales and marketing strategies. The Company may also not be able to achieve widespread market acceptance of its BIS monitoring technology, or to compete with new products or alternative techniques that may be developed by others, including third-party anesthesia monitoring products approved by the FDA and currently available for sale. The Company also faces competitive and regulatory risks relating to its ability to successfully develop and introduce enhancements and new products such as its recently-introduced BIS VISTA Bilateral, BIS VIEW, BIS VISTA and BIS Bilateral sensor In addition, the Company’s ability to become and remain profitable will depend upon its ability to promote frequent use of the BIS system by hospitals and anesthesia providers so that sales of its BIS sensors, BIS monitors and original equipment manufacturers products all increase. Cases of awareness with recall during monitoring with the BIS system and significant product liability claims are among the factors that could limit market acceptance. The Company also faces operational and financial risks as a result of adverse global economic conditions. The Company incurred substantial indebtedness in connection with the issuance of convertible notes in June 2007 and a significant portion of its cash flows from operations may be dedicated to interest and principal payments on such notes. There are other factors that could cause the Company’s actual results to vary from its forward-looking statements, including without limitation those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
In addition, the statements in this press release represent the Company’s expectations and beliefs as of the date of this press release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the date of this press release.
For further information regarding Aspect Medical Systems, Inc., visit the Aspect Medical Systems, Inc. website at www.aspectmedical.com...
FINANCIAL TABLES FOLLOW...

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts and Percentages)

	Three Months Ended
	April 4,		March 29,
	2009		2008
	(Unaudited)		(Unaudited)
Revenue	$25,300		$24,428
Costs of revenue	5,937		6,486

Gross profit	19,363		17,942

% of revenue	76.5%		73.4%

Operating expenses:
Research and development	4,015		3,939
Sales and marketing	10,828		10,202
General and administrative	4,581		3,942

Total operating expenses	19,424		18,083

Loss from operations	(61)		(141)

Other income (expense):
Interest income	450		1,278
Interest expense	(467)		(948)
Other income	3,069		—

Income before income taxes	2,991		189

Income tax provision	1,137		424

Net income (loss)	$1,854		$(235)

Net income (loss) per share:
Basic	$0.11		$(0.01)
Diluted	$0.10	(A)	$(0.01)

Shares used in computing net income (loss) per share:
Basic	17,377		17,148
Diluted	20,632		17,148

(A)	Includes adjustment of net income for the after tax effect of interest and amortization expense related to the convertible notes as the note conversion is dilutive in the respective period

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONSOLIDATED REVENUE DATA
(In Thousands, Except Unit Amounts and Percentages)

	Three Months Ended
	April 4,	March 29,	%
	2009	2008	Change
	(Unaudited)	(Unaudited)
REVENUE
WORLDWIDE
Sensors	$21,581	$20,636	5%

Monitors	1,898	2,097	(9%)
Modules	1,013	981	3%
Other Equipment	808	714	13%

Equipment	3,719	3,792	(2%)

Total Worldwide	$25,300	$24,428	4%

U.S.
Sensors	$15,951	$15,815	1%
Monitors	542	634	(15%)
Modules	123	223	(45%)
Other Equipment	479	391	23%

Equipment	1,144	1,248	(8%)

Total U.S.	$17,095	$17,063	0%

INTERNATIONAL
Sensors	$5,630	$4,821	17%
Monitors	1,356	1,463	(7%)
Modules	890	758	17%
Other Equipment	329	323	2%

Equipment	2,575	2,544	1%

Total International	$8,205	$7,365	11%

UNITS
WORLDWIDE
Sensors	1,598,000	1,486,000	8%
Monitors	732	718	2%
Modules (a)	1,362	1,560	(13%)
Installed Base (b)	58,882	49,295	19%

U.S.
Sensors	971,000	961,000	1%
Monitors	205	180	14%
Modules (a)	125	205	(39%)
Installed Base (b)	32,431	28,532	14%

INTERNATIONAL
Sensors	627,000	525,000	19%
Monitors	527	538	(2%)
Modules (a)	1,237	1,355	(9%)
Installed Base (b)	26,451	20,763	27%

(a)	Represents module shipments to OEM customers

(b)	Includes end-user module placements by OEM customers

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
UNAUDITED RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Per Share Amounts and Percentages)

	Three Months Ended
	April 4,	March 29,
	2009	2008
GAAP costs of revenue	$5,937	$6,486
Stock-based compensation expense	(110)	(119)

Non-GAAP costs of revenue	$5,827	$6,367

GAAP gross profit margin	$19,363	$17,942
Stock-based compensation expense	110	119

Non-GAAP gross profit margin	$19,473	$18,061

GAAP gross margin percent	76.5%	73.4%
Stock-based compensation expense	0.5%	0.5%

Non-GAAP gross margin percent	77.0%	73.9%

GAAP research and development expenses	$4,015	$3,939
Stock-based compensation expense	(409)	(469)

Non-GAAP research and development expenses	$3,606	$3,470

GAAP sales and marketing expenses	$10,828	$10,202
Stock-based compensation expense	(480)	(676)

Non-GAAP sales and marketing expenses	$10,348	$9,526

GAAP general and administrative expenses	$4,581	$3,942
Stock-based compensation expense	(519)	(678)

Non-GAAP general and administrative expenses	$4,062	$3,264

GAAP total operating expenses	$19,424	$18,083
Stock-based compensation expense	(1,408)	(1,823)

Non-GAAP total operating expenses	$18,016	$16,260

GAAP loss from operations	$(61)	$(141)
Stock-based compensation expense	1,518	1,942

Non-GAAP income from operations	$1,457	$1,801

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
UNAUDITED RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES (CONT.)
(In Thousands, Except Per Share Amounts and Percentages)

	Three Months Ended
	April 4,		March 29,
	2009		2008
GAAP operating margin	(0.2%)		(0.6%)
Stock-based compensation expense	6.0%		8.0%

Non-GAAP operating margin	5.8%		7.4%

GAAP income before income tax	$2,991		$189
Stock-based compensation expense	1,518		1,942

Non-GAAP income before income tax	$4,509		$2,131

GAAP income before income tax per diluted share	$0.17	(A)	$0.01
Stock-based compensation expense	0.07		0.11

Non-GAAP income before income tax per diluted share	$0.24	(A)	$0.12

GAAP income tax expense	$1,137		$424
Stock-based compensation expense	340		597

Non-GAAP income tax expense	$1,477		$1,021

GAAP effective income tax rate	38%		224%
Stock-based compensation expense	(5%)		(176%)

Non-GAAP effective income tax rate	33%		48%

GAAP net income (loss)	$1,854		$(235)
Stock-based compensation expense	1,178		1,345

Non-GAAP net income	$3,032		$1,110

GAAP diluted income per share and loss per share	$0.10	(A)	$(0.01)
Stock-based compensation expense	0.06		0.07

Non-GAAP diluted income per share	$0.16	(A)	$0.06

(A)	Includes adjustment of net income for the after tax effect of interest and amortization expense related to the convertible notes as the note conversion is dilutive in the respective period
Guidance for Q2 2009

GAAP net (loss) income per diluted share	$(0.01) – $0.01

Stock-based compensation expense	$0.03 – $0.08

Non-GAAP net income per diluted share	$0.04 – $0.07

Aspect Medical Systems, Inc.

ASPECT MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	April 4,	December 31,
	2009	2008
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and investments (A)	$74,065	$78,051
Accounts receivable, net	14,004	13,193
Inventory, net	8,500	7,796
Deferred tax assets	4,729	4,729
Other current assets	4,043	3,962

Total current assets	105,341	107,731

Property and equipment, net	8,197	8,319
Long-term investments (A)	2,090	5,400
Deferred financing fees	1,575	1,852
Long-term deferred tax assets	11,132	12,090
Other assets	1,277	1,582

Total assets	$129,612	$136,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$12,161	$15,443
Other current liabilities	169	307

Total current liabilities	12,330	15,750
Other long-term liabilities	173	194
Long-term debt	57,950	65,000
Stockholders’ equity	59,159	56,030

Total liabilities and stockholders’ equity	$129,612	$136,974

(A)	Investments with maturities beyond twelve months are included in long-term investments.